UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

eFleets Corporation
(Exact name of registrant as specified in its charter)

Nevada	26-2374319
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
7660 Pebble Drive Fort Worth, TX	76118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-195672

Securities to be registered pursuant to Section 12(g) of the Act:  Warrants to purchase Common Stock

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the warrants of eFleets Corporation (the “Registrant”), as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-195672) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of the Company (Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 2008.)
3.2	Bylaws of the Company (Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 23, 2013.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

eFLEETS CORPORATION

Date: September 8, 2014	By:	/s/ James R. Emmons
Name: James R. Emmons
Title: Chief Executive Officer